APPLEBEE'S INTERNATIONAL, INC.

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                              FIRST RESTATEMENT OF
                                 B Y - L A W S

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                                   ARTICLE I
                                    OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in Kansas City, State of Missouri, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the state of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1988, shall be held on the fifteenth day of July if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.


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         Section  4. The  officer  who has  charge  of the  stock  ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.


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         Section  10.  Unless   otherwise   provided  in  the   certificate   of
incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                     ARTICLE III - Amended January 26, 1994
                             Amended March 8, 1995

                                   DIRECTORS

         Section 1. Number; Election; Terms. The business and affairs of the corporation shall be managed by the board of directors. The number of directors which shall constitute the whole board of directors of the corporation shall be not less than six nor more than nine. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by the affirmative vote of at least all but one of the entire board of directors.

         Upon the effectiveness of the amendment to the certificate of incorporation of the corporation pursuant to the Delaware General Corporation Law, the board of directors of the corporation shall be divided into three classes, designated Class I, Class II, and Class III, which at all times shall be as nearly equal in number as possible, as determined by the board of directors. If the board of directors shall by resolution increase the number of directors which shall constitute the entire board, such additional directors shall be designated to serve in either Class I, Class II, or Class III, at the discretion of the board of directors, so long as each class is maintained as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders next succeeding the date which these by-laws are adopted, the term of office of the initial Class II directors shall expire at the annual meeting of stockholders next succeeding the annual meeting at which the term of office of the initial Class I directors expires, and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders next succeeding the annual meeting at which the term of office of the initial Class II directors expires. The appointment of incumbent directors to board of director Classes I, II and III at the time of said effectiveness of the amendment to the certificate of incorporation shall be by a resolution adopted by a majority of the stockholders entitled to vote in an election of directors.


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         At  each  annual  meeting  of   stockholders   following  such  initial
classification and election, directors elected to succeed those terms expired at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders of their election. In the event of any increase in the number of directors of the corporation, the additional directors shall be so classified that all classes of directors shall be increased equally as nearly as possible.

         Election of directors of the corporation need not be by written ballot. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.


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         Section  6.  Regular  meetings  of the board of  directors  may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the president on seven days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.


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         In the  absence or  disqualification  of a member of a  committee,  the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same of any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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                                   ARTICLE IV
                                    NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a secretary and a treasurer. The board of directors may also choose one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, a secretary and a treasurer.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


                           THE CHAIRMAN OF THE BOARD

         Section 6. The chairman of the board of directors shall preside at all meetings of the stockholders and the board of directors, and shall have supervision of such matters as may be designated to him by the board of directors.

         Section 7. He may also sign all notes, agreements or other instruments in writing made and entered into for or on behalf of the corporation.

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                                 THE PRESIDENT

         Section 8. The president, in the absence of the chairman of the board, shall preside at all meetings of the stockholders and the board of directors. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 9. He shall execute stock certificates, bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                              THE VICE-PRESIDENTS

         Section 10. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

         Section 11. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                     THE TREASURER AND ASSISTANT TREASURERS

         Section 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 14. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 15. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 16. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI
                            CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has singed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


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                               LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

                  FIXING RECORD DATE - Amended August 15, 1994

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty day prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                            REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS
                                   DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1. Subject to any requirements set forth in these by-laws, these by-laws may be amended or repealed, and any new by-laws may be adopted, by a majority of the stockholders entitled to vote or by a majority of the board of directors, except that the provisions of Article III may be amended only by the affirmative vote of at least all but one of the board of directors or by the vote of eighty percent of the stockholders entitled to vote.

                                   ARTICLE IX
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. The corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the corporation's request as a director or officer of any Other Enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the corporation in accordance with Section 4 of this
Article IX, which approval shall not be unreasonably withheld), attorneys' fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;
provided, however, that the corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized by the board of directors of the corporation. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding that he had reasonable cause to believe that his conduct was unlawful.

         Section 2. The corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the corporation's request as a director or officer of any Other Enterprise against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the corporation in accordance with Section 4 of this Article IX, which approval shall not be unreasonably withheld) and all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification under this Section 2 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the court in which the action, suit or proceeding is brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnification.

         Section 3. Notwithstanding the other provisions of this Article IX, to the extent that a person who is or was serving as a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article IX (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Prior to indemnifying a person pursuant to the provisions of Sections 1 and 2 of this Article IX, unless ordered by a court and except as otherwise provided by Section 3 of this Article IX, the corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Sections 1 and 2 of this
Article IX. Any determination that a person shall or shall not be indemnified under the provisions of Sections 1 and 2 of this Article IX shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the stockholders, and such determination shall be final and binding upon the corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons is determined to be entitled to such indemnification, such person or persons shall be reimbursed by the corporation for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including without limitation the investigation, defense, settlement or appeal of such action).

         Section 5. Expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by (i) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding for which the advancement is requested, (ii) if a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that, based upon the facts known to the board, counsel or stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board, stockholders or independent legal counsel reasonably determines that such person deliberately breached his duty to the corporation or its stockholders.

         Section 6. The indemnification and advancement of expenses provided by this Article IX shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, under the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

         Section 7. Upon resolution passed by the board of directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

         Section 8. The rights granted by this Article IX shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person's acceptance of his election or appointment as a director or officer of the corporation or serving at the request of the corporation as a director or officer of any Other Enterprise and while this
Article IX may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this
Article IX with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

         Section 9. For purposes of this Article IX, references to "the corporation" shall, if and only if the board of directors shall determine, include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers or persons serving at the request of such constituent corporation as a director or officer of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of any Other Enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         Section 10. For the purpose of this Article IX, references to "Other Enterprises" or "Other Enterprise" shall include without limitation any other corporation, partnership, joint venture, trust or employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross claim or counterclaim; and references to "serving at the request of the corporation" shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article
IX. For the purpose of this Article IX, unless the board of directors of the corporation shall determine otherwise, any director or officer of the corporation who shall serve as an officer or director of any Other Enterprise of which the corporation, directly or indirectly, is a stockholder or creditor, or in which the corporation is in any way interested, shall be presumed to be serving as such director or officer at the request of the corporation. In all other instances where any person shall serve as a director or officer of an Other Enterprise, if it is not otherwise established that such person is or was serving as such director or officer at the request of the corporation, the board of directors of the corporation shall determine whether such person is or was serving at the request of the corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the corporation and the person seeking indemnification.

         Section 11. If any provision of this Article IX or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this
Article IX and the application of such provisions to other persons or circumstances shall not be affected thereby and to the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provisions so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any officer or director of the corporation or any person who is or was serving at the request of the corporation as a director or officer of any Other Enterprise, is entitled under any provision of this Article IX, to indemnification by the corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

                            AMENDMENT TO THE BY-LAWS
                                       OF
                         APPLEBEE'S INTERNATIONAL, INC.

Section 1 of Article III is amended by adding at the end of the Present Section 1 the following paragraph:

         "Nominations of persons for election to the board of directors of the corporation may be made by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1 of Article III. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to written notice to the secretary of the corporation complying with the requirements of this Section. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 75 days prior to the meeting; provided, however, that in the event first notice or first public disclosure of the date of the meeting is given or made to shareholders during the 60 day period prior to the meeting, notice by the shareholder to be timely must be so delivered or received not later than the close of business of the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the secretary shall include:

         (a) as to each whom the shareholder proposes to nominate for election or re-election as a director,

                  (i) the name, age, business address and residence address of the person;

                  (ii) the principal occupation or employment of the person;

                  (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person;

                  (iv) any other information relating to the person as would be required to be disclosed in solicitation of proxies for election of directors pursuant to the proxy rules of the Securities and Exchange Commission had such person be nominated, or intended to be nominated, by the board of directors of the corporation; and

                  (v) the written consent of such person to serve as director of the corporation if so elected; and

         (b)  As to the shareholder giving the notice,

                  (i) the name and record address of the shareholder;

                  (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder;

                  (iii) a representation that the shareholder is holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

                  (iv) a description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation, and the chairman of the meeting may refuse to acknowledge the nomination of any person, unless such person nominated in compliance with the foregoing procedure."

                         Applebee's International, Inc.
                     Amendment to Bylaws - August 15, 1994


                             FIXING OF RECORD DATE

                  Section 5. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, provide a copy of the corporate action proposed to be authorized or taken and request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a copy of the proposed corporate action and request are received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                         Applebee's International, Inc.
                      Amendment to Bylaws - March 8, 1995

Section 1 of Article 3 is amended by deleting the first paragraph of Section 1 of Article III and inserting in its place and stead the following:

         "Section 1. Number; Election, Terms. The business and affairs of the corporation shall be managed by the board of directors. The number of directors which shall constitute the whole board of directors of the corporation shall not be less than six nor more than ten. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by the affirmative votes of at least all but one of the entire board of directors."

                                   Adopted at
        the November 1, 1996 Regular Meeting of the Board of Directors:

         RESOLVED, that the first paragraph of Article III, Section 1 of the Bylaws of the Company be, and they hereby are, amended by deleting the same as it now appears and inserting in its place and stead the following:

         "Section 1. Number; Election; Terms. The business and affairs of the corporation shall be managed by the board of directors. The number of directors which shall constitute the whole board of directors of the corporation shall not be less than 9 nor more than 11. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by the affirmative votes of at least all but one of the entire board of directors."

                         APPLEBEE'S INTERNATIONAL, INC.
                         -------------------------------
                       BYLAW AMENDMENT - DECEMBER 11, 2003
                         CONDUCT OF STOCKHOLDERS MEETING


         The following is a suggested change in the Bylaws of the Company with respect to the annual (and any special) meeting of the stockholders. Although the matters covered by the proposed amendment have not as yet confronted the Company, I thought that the adoption of the amendment would be appropriate at this time because of the other focus on corporate governance. The proposed amendment (which would be a new addition to the Bylaws) is as follows:

         "ARTICLE II, Section 12. Conduct of Stockholder Meetings. The time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined and announced at the meeting by the chairman presiding at the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules, regulations and procedures for the conduct of the meeting as it deems appropriate. Except to the extent inconsistent with such rules and regulations so adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the sole judgment of such chairman, are appropriate for the proper conduct of any such meeting. Such rules, regulations or procedures, whether prescribed by the Board of Directors or adopted by the chairman of the meeting, may, to the extent not prohibited by law, include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules, regulations and procedures for maintaining order at the meeting and for the safety of those persons present at the meeting; whether any threat or activity with respect to such order or safety is real or perceived;
(iii) limitations on and procedures for attendance at, admission to or participation in the meeting, including for example, limiting the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on the entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by the meeting participants and the responses thereto. Unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure."


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